Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the caption “Financial Highlights” in the Prospectus and “Custodian and Independent Registered Public Accounting Firm” in the Statement of Additional Information and to the incorporation by reference of our report dated August 23, 2010 in the Registration Statement (Form N-1A) of Nuveen Investment Funds, Inc. (formerly First American Investment Funds, Inc.) filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 115 under the Securities Act of 1933 (Registration No. 033-16905).

/s/ Ernst & Young LLP

Minneapolis, Minnesota

July 12, 2011